Exhibit 1

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the
Schedule 13G filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.0001 per share, of DTS, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d 1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2006

                                 NBC UNIVERSAL, INC.


                                 By: Richard Cotton
                                     -------------------------------------------
                                     Name:  Richard Cotton
                                     Title: Executive Vice President


                                 NATIONAL BROADCASTING COMPANY HOLDING, INC.


                                 By: Elizabeth Newell
                                     -------------------------------------------
                                     Name:  Elizabeth Newell
                                     Title: Vice President


                                 GENERAL ELECTRIC COMPANY


                                 By: Richard Cotton
                                     -------------------------------------------
                                     Name:  Richard Cotton
                                     Title: Vice President